UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Liquidmetal Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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30452 Esperanza
Rancho Santa Margarita, California  92688

NOTICE OF
2012 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 28, 2012

To the Stockholders of Liquidmetal Technologies, Inc.:

You are cordially invited to attend the annual meeting of stockholders of Liquidmetal Technologies, Inc., which will be held at the Ayres Hotel & Spa, 28951 Los Alisos Boulevard, Mission Viejo, California, on Thursday, June 28, 2012, at 9:00 a.m., local time, for the following purposes:

1.
To elect five directors to serve until the 2013 annual meeting and until their successors are duly elected and qualified or until their earlier resignation or removal.  The nominees for election to our board of directors are Scott Gillis, Mark Hansen, Abdi Mahamedi, Ricardo Salas and Thomas Steipp;

2.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 300 million to 400 million;
3.	To approve the Liquidmetal Technologies, Inc. 2012 Equity Incentive Plan;
4.	To ratify the appointment of SingerLewak LLP as our independent registered public accountants for the year ending December 31, 2012; and
5.	To transact any other business as may properly come before the annual meeting.

Stockholders of record at the close of business on May 1, 2012, will be entitled to vote at the annual meeting.  Information relating to the matters to be considered and voted on at the annual meeting is set forth in the proxy statement accompanying this notice.  We are also enclosing with the proxy statement that accompanies this notice of meeting a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The Annual Report contains consolidated financial statements and other information of interest to you.

YOUR VOTE IS VERY IMPORTANT.  Please read the proxy statement and vote your shares as soon as possible.  Our board of directors recommends a vote “FOR” each of the nominees for director named in the proxy statement and “FOR” each of the other proposals described in the proxy statement.  If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet website. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet.

By Order of the Board of Directors,
Thomas Steipp
President and Chief Executive Officer
May __, 2012

30452 ESPERANZA
RANCHO SANTA MARGARITA, CALIFORNIA  92688

PROXY STATEMENT
FOR
2012 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the board of directors of Liquidmetal Technologies, Inc. (“Liquidmetal,” the “Company,” we,” “us” or “our”)  for the annual meeting of stockholders (the “Annual Meeting”) to be held at the Ayres Hotel & Spa, 28951 Los Alisos Boulevard, Mission Viejo, California, on Thursday, June 28, 2012, at 9:00 a.m., local time, or any adjournment or postponement of the Annual Meeting.  A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “2011 Annual Report”) is enclosed with this proxy statement.

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On May __, 2012, we intend to make this proxy statement available on the Internet and to mail the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail this proxy statement, together with a proxy card to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting of Stockholders to be Held on June 28, 2012:

This proxy statement and our 2011 Annual Report are available for viewing, printing and downloading at www.proxyvote.com.

You can also find this proxy statement and our 2011 Annual Report on the Internet through the Securities and Exchange Commission’s electronic data system, called EDGAR, at www.sec.gov. You may also obtain a copy of our 2011 Annual Report, as filed with the Securities and Exchange Commission (which we sometimes refer to herein as the Commission) without charge as provided in the Notice or upon written request to Liquidmetal Technologies, Inc., Attention: Investor Relations at 30452 Esperanza, Rancho Santa Margarita, California  92688. We will provide the 2011 Annual Report without exhibits unless you specify in writing that you are requesting copies of the exhibits.

Certain documents referenced in this proxy statement are available on our website at www.liquidmetal.com. We are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this proxy statement.

VOTING RIGHTS AND SOLICITATION

Voting Your Shares and Revocation of Proxies

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy.

The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in “street name.” If you hold your shares of stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet or by telephone by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you hold your shares of stock in “street name”, which means your shares are held of record by a broker, bank or nominee, you will receive a Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker.

The Internet and telephone voting facilities will close at 11:59 p.m. eastern time on June 27, 2012. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

Your vote is very important.  You should submit your proxy even if you plan to attend the Annual Meeting.

All shares held by stockholders who are entitled to vote and who are represented at the Annual Meeting by properly submitted proxies received before the polls are closed at the Annual Meeting will be voted in accordance with the instructions indicated on the proxy card, unless such proxy is properly revoked prior to the vote being taken on the matter submitted to the stockholders at the Annual Meeting.

A proxy may be revoked and your vote changed in advance of the Annual Meeting. If you are a stockholder of record, you can change your vote and revoke your proxy at any time before the vote is taken at the Annual Meeting by doing any one of the following:

•	filing with our corporate secretary, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

•	duly executing a later dated proxy relating to the same shares and delivering it to our corporate secretary before the taking of the vote;

•	accessing the Internet and following the instructions for voting by Internet that appear on the enclosed proxy card;

•	following the instructions that appear on the enclosed proxy card for voting by telephone; or

•	attending the Annual Meeting and voting in person. Attendance at the Annual Meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

Any written notice of revocation or subsequent proxy should be sent to us at the following address: Liquidmetal Technologies, Inc., Attention: Corporate Secretary at 30452 Esperanza, Rancho Santa Margarita, California  92688. If your shares are held in street name, you must follow the instructions of your broker, bank or other nominee to revoke a previously given proxy.

If a proxy card does not specify how the proxy is to be voted, the shares represented by the proxy will be voted “FOR” each of the nominees for director and “FOR” each of the other proposals.

The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. Our board of directors does not know of any other matters that may come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, including consideration of a motion to adjourn the Annual Meeting to another time or place (including for the purpose of soliciting additional proxies), the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the Annual Meeting with respect to that matter or proposal.

If you receive more than one proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card you receive.

Attendance at the Annual Meeting

Only our stockholders as of the record date for the Annual Meeting, their proxy holders, and guests we may invite may attend the Annual Meeting. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a broker, bank or other nominee, you must bring proof of your ownership and photo identification to the Annual Meeting.  For example, you could bring an account statement showing that you beneficially owned shares of our stock as of the record date as acceptable proof of ownership. You must also contact your broker, bank or other nominee and follow their instructions in order to vote your shares at the Annual Meeting. You may not vote your shares at the Annual Meeting unless you have first followed the procedures outlined by your broker, bank or other nominee.

Stockholders Entitled to Vote and Number of Votes

The record date for the annual meeting is May 1, 2012.  Only stockholders of record as of the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting.  As of the record date, we had 161,548,906 shares of common stock, 105,231 shares of Series A-1 Preferred Stock and 401,705 shares of Series A-2 Preferred Stock, outstanding and entitled to vote at the annual meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and at our executive offices during regular business hours for a period of no less than ten days prior to the Annual Meeting.

Each share of common stock is entitled to one vote on all proposals at the Annual Meeting.  With respect to the election of directors, Proposal 2, Proposal 3, Proposal 4 or any other proposal to properly come before the Annual Meeting, each share of Series A-1 Preferred Stock is entitled to 50.0 votes and each share of Series A-2 Preferred Stock is entitled to 22.7 votes.

Quorum and Votes Required

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business.  Our bylaws provide that the holders of a majority of the outstanding shares of each class of stock entitled to vote at the Annual Meeting must be present or represented by proxy in order to constitute a quorum for the transaction of any business.  Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present.  If a broker indicates on its proxy that it does not have discretionary voting authority to vote shares for which it is the holder of record at the Annual Meeting, the shares cannot be voted by the broker (a “broker non-vote”), although they will be counted in determining whether a quorum is present.  Brokers or other nominees who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or other “non-routine” proposals without specific instructions from the beneficial owner.  Only the ratification of our auditors is considered to be a “routine” proposal for the purposes of brokers exercising their voting discretion.

Proposal 1 – Election of Directors. Pursuant to our bylaws and Delaware law, if a quorum exists, directors are elected by a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote in the election.  Accordingly, the five nominees receiving the highest number of affirmative votes of the shares of common stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class (with shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock voting on an as converted to common stock basis), present or represented at the Annual Meeting will be elected. Pursuant to our Certificate of Incorporation, including the Amended And Restated Certificate Of Designations, Preferences and Rights with respect to our outstanding Series A Preferred Stock, because less than 25% of the Series A Preferred Stock issued on May 1, 2009 remains outstanding, (1) holders of our Series A Preferred Stock are no longer entitled to elect two directors voting as a separate class, and (2) holders of  our common stock are no longer entitled to elect two directors voting as a separate class.

With respect to the proposal regarding the election of our directors, neither broker non-votes nor abstentions are included in the tabulation of the voting results.

Proposal 2 – Increase in Authorized Common Stock.  Approval of the amendment to our Certificate of Incorporation in order to increase our authorized shares of common stock will require the affirmative vote of (i) a majority of the outstanding shares of our common stock and (ii) a majority of the outstanding shares of our common stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class (with the shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock voting on an as converted to common stock basis).  As a result, abstentions and broker non-votes will have the same effect as votes against this proposal.

Proposal 3 – Approval of 2012 Equity Incentive Plan.  Approval of the 2012 Equity Incentive Plan will require the affirmative vote of a majority of the shares of common stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class (with the shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock voting on an as converted to common stock basis), present or represented at the meeting and entitled to vote on the proposal.  Abstentions will have the same effect as vote against this proposal.  Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

Proposal 4 – Ratification of Accountants.  Ratification of SingerLewak as our independent registered public accountants for the year ending December 31, 2012 will require the affirmative vote of a majority of the shares of common stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class (with the shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock voting on an as converted to common stock basis), present or represented at the meeting and entitled to vote on the proposal.  Abstentions will have the same effect as vote against this proposal.  The ratification of accountants is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

Other Matters – In order to be approved, any other matter to properly come before the Annual Meeting will require the affirmative vote of a majority of the shares of common stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class (with the shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock voting on an as converted to common stock basis), present or represented at the meeting and entitled to vote on the subject matter.

Solicitation of Proxies

Proxies solicited by this proxy statement may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.  Proxies solicited by this proxy statement will be returned to our Secretary and will be tabulated by an inspector of elections designated by our board of directors who will not be employed by us.

We will bear the entire cost of solicitation of proxies by mail on behalf of the board of directors.  Proxies also may be solicited by personal interview or by telephone by our directors, officers, and other employees without additional compensation.  We also have made arrangements with brokerage firms, banks, nominees, and other fiduciaries to forward proxy solicitation materials for shares held of record to the beneficial owners of such shares.  We will reimburse such record holders for their reasonable out-of-pocket expenses.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1:

ELECTION OF DIRECTORS

At the Annual Meeting, five directors are to be elected, each to serve a one-year term expiring at the following annual meeting after their election and until a successor is elected and qualified.

Our board of directors has nominated for election Scott Gillis, Mark Hansen, Abdi Mahamedi, Ricardo Salas and Thomas Steipp. Each person nominated for election has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unavailable or will decline to serve.  In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the persons designated as proxies will vote for any nominee who is designated by our current board of directors to fill the vacancy.

For each person nominated to become a director there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other public reporting companies of which he serves, or has during the past five years served, as a director and his age and length of service as one of our directors.  In addition, for each person nominated to become a director, there follows information regarding the specific experience, qualifications, attributes or skills that led to the conclusion of our board of directors that the person should serve as a director.  There are no family relationships among any of our directors and executive officers. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Name	Age	Principal Occupation and Other Information

Scott Gillis	59
Scott Gillis began serving on our board of directors and as chairman of the audit committee and a member of the compensation committee and corporate governance and nominating committee of our board of directors in August 2011.  Mr. Gillis serves as a Senior Financial Operations and System Executive at AIG as head of AIG’s Global SAP Center of Excellence.  He has served AIG’s wholly-owned subsidiary, SunAmerica Financial Group, as a Senior Vice President Finance and Treasurer from 2011 to 2012, as Senior Vice President and Chief Financial Officer of SAFG Retirement Services Inc. from 2003 to 2010 and as Controller of that business from 2000 to 2003, and as Controller of the SunAmerica Life Companies from 1989-1999.  Mr. Gillis has served for the last 10 years on the board of directors of subsidiaries of SunAmerica Financial Group including Western National Life Insurance Company, Variable Annuity Life Insurance Company, SunAmerica Life Insurance Company, and SunAmerica Annuity and Life Insurance Company.  Mr. Gillis began his career at SunAmerica as Director of Audit.  From 1989 to 1995 he served as Vice President and Controller of the SunAmerica Life Companies. He was promoted to Senior Vice President and Controller in 1996, elected a director in 2000, and then CFO in 2003.  He was elected Vice President of SunAmerica Inc. in 1998, made Controller in 2000, promoted to Senior Vice President in 2001 and named CFO in 2004.  In 2011, he was named a Senior Vice President of SunAmerica Financial Group, and in 2012 promoted to his current position at AIG.  Our board of directors believes that Mr. Gillis’ experience and background make him a qualified and valuable member of our board of directors.  In particular, Mr. Gillis’ background working in multi-million dollar companies in the financial industry and experience in the financial sector make him a valuable resource for the Company.  In addition, our board of directors believes that his extensive experience with financial reporting and financial statements will make him a valuable member of the audit committee of our board of directors.

Mark Hansen	57
Mark Hansen began serving on our board of directors in February 2011 and has been the chairman of the compensation committee and corporate governance and nominating committee and a member of the audit committee of our board of directors since August 2011.  Mr. Hansen brings thirty plus years of executive management experience serving consumers through retail, foodservice and consumer package goods venues.  Mr. Hansen has been with Cobalt Development Partners, LLC since 2003 and is presently the Managing Partner.  The firm focuses on the development of emerging consumer and intellectual property companies.  From June 1997 to September 1998, Mr. Hansen served as the President and CEO of SAM’s Club, which generated $23 billion in revenue with 75,000 employees and from November 1989 to June 1997, the President and CEO of PETsMART, the country’s largest retailer of pet supplies and services.  Mr. Hansen’s previous and present board of director positions include Applebee’s Restaurants, Amazon.com, Swander Pace Capital, PetfoodDirect.com and Arizona State University Business School Dean’s Counsel.  Mr. Hansen received his Bachelor’s Degree in Fine Arts from Roosevelt University in 1976.  Our board of directors believes that Mr. Hansen’s experience and background make him a qualified and valuable member of our board of directors.  In particular, Mr. Hansen’s background working with multi-million dollar corporations and other experience in the service sector including pharmacy, optical, veterinary hospitals and small business service centers make him a valuable resource for the Company.

Abdi Mahamedi	50
Abdi Mahamedi has served as a director since May 2009 and became Chairman of the Board in March 2010.  Since 1987, Mr. Mahamedi has served as the President and Chief Executive Officer of Carlyle Development Group of Companies (“CDG”), which develops and manages residential and commercial properties in the United States on behalf of investors worldwide.  At CDG, Mr. Mahamedi evaluates and supervises all of the investment activities and management personnel.  Prior to joining CDG, Mr. Mahamedi founded Emanuel Land Company, a subsidiary of Emanuel & Company, a Wall Street investment banking firm, and served as a managing director for Emanuel Land Company from 1986 to 1987.  In 1983, Mr. Mahamedi received his B.S.E. degree in Civil and Structural Engineering from the University of Pennsylvania, and in 1984 he received his M.S.E. degree in Civil and Structural Engineering from the University of Pennsylvania.  Our board of directors believes that Mr. Mahamedi experience and background make him a qualified and valuable member of our board of directors.  In particular, his knowledge in working with global investment companies and leading acquisition activities makes him a valuable resource for our Company.

Ricardo Salas	48
Ricardo Salas began serving as our Executive Vice President in December 2008 and began serving on our board of directors in October 2010.  He previously served as our Chief Executive Officer and President from December 2005 through October 2006 and from October 2006 to December 2008, he served as an independent consultant to the Company.  Mr. Salas also served on our board of directors from April 1995 to May 2003.  From January 2000 through June 2005, Mr. Salas served as Chief Executive Officer of iLIANT Corporation, an information technology and outsourcing service firm in the health care industry.  He currently serves as a director of CyberDefender Corporation which provides Internet security technology and remote PC repair services to the consumer and small business market, MED3000 Group, Inc., a national provider of healthcare management and technology services, and VillageEDOCS, a technology company providing software-as-a-service to financial services, healthcare and various other industries.  Mr. Salas received a B.A. degree in Economics from Harvard College in 1986.  Our board of directors believes that Mr. Salas’ experience and background make him a qualified and valuable member of our board of directors.  In addition to Mr. Salas’s prior experience as our director and executive officer, he has extensive knowledge working with technology-based companies.  His background working with investors, leading acquisition activities and negotiating transactions make him a valuable resource for our Company.

Thomas Steipp	62
Thomas Steipp was elected by our board of directors to serve as our President and Chief Executive Officer in August 2010 and was also elected to our board of directors in August 2010.  Mr. Steipp previously served in various roles at Symmetricom, Inc., a publicly traded provider of products for communications infrastructure and systems.  Mr. Steipp served as Symmetricom’s Chief Executive Officer from December 1998 to June 2009, Chief Financial Officer from December 1998 to October 1999, and President and Chief Operating Officer of Telecom Solutions, a division of Symmetricom, from March 1998 to December 1998.  Mr. Steipp also served on Symmetricom’s Board of Directors from 1998 to 2009.  During his employment with Symmetricom, Mr. Steipp worked to transform the company from a technology holding company into a telecommunications hardware focused company, served as the company’s spokesman in working with investors, implemented a new business model, worked to reduce operating expenses, and led acquisition activities.  Mr. Steipp has also served on the board of directors of Alpha and Omega Semiconductors Limited, a publicly traded designer, developer and global supplier of a broad range of power semiconductors, since November 2006.  Mr. Steipp received his B.S. in electrical engineering from the Air Force Academy and M.S. in industrial administration from Purdue University.  Our board of directors believes that Mr. Steipp’s experience and background make him a qualified and valuable member of our board of directors.  In particular, Mr. Steipp’s experience and background in working with publicly traded, technology-based industrial products companies, recruiting executives, working with investors, implementing new business models, and leading acquisition activities make him a valuable resource for the Company.

Our board of directors unanimously recommends the nominees for election as directors and urges each stockholder to vote "FOR" the nominees.

BOARD OF DIRECTORS

Board Meetings and Director Independence

During 2011, our board of directors held 24 meetings. All directors attended at least 75% of the meetings of the board of directors and of the committees on which they served during 2011.  In addition, the independent directors met in executive session periodically in 2011.

We have not established a policy with regard to the attendance of board members at annual stockholders meetings.

Our board of directors presently has five members, and biographical information regarding these directors (all of whom are director nominees) is set forth above under the caption “PROPOSAL 1: ELECTION OF DIRECTORS.”  Our board of directors has determined that two of its current members, Mr. Hansen and Mr. Gillis, are “independent directors” as defined under the rules of the NASDAQ Stock Market, Inc. and Rule 10A-3(b)(i) under the Securities Exchange Act of 1934.

Board Committees

The board of directors has established the following standing committees whose responsibilities are summarized as follows:

Compensation Committee.  Mr. Hansen serves as chairman and Mr. Gillis serves as a member of the Compensation Committee and each is an “independent director,” as defined by the rules of the NASDAQ Stock Market, Inc. applicable to members of a compensation committee.  The Compensation Committee is responsible for establishing the compensation of our senior management, including salaries, bonuses, termination arrangements, and other executive officer benefits.  The Compensation Committee also administers our equity incentive plans.

During 2011, the Compensation Committee held one meeting. The Compensation Committee is governed by a written charter approved by the board of directors.  A copy of the Compensation Committee’s charter is posted on the Company’s website at www.liquidmetal.com in the “Investors” section of the website.

The Compensation Committee works with the Chairman of the Board and Chief Executive Officer and reviews and approves compensation decisions regarding senior management including compensation levels and equity incentive awards. The Compensation Committee also approves employment and compensation agreements with our key personnel and directors.    The Compensation Committee has the power and authority to conduct or authorize studies, retain independent consultants, accountants or others, and obtain unrestricted access to management, our internal auditors, human resources and accounting employees and all information relevant to its responsibilities.

Corporate Governance and Nominating Committee. Mr. Hansen serves as chairman and Mr. Gillis serves as a member of the Corporate Governance and Nominating Committee (the “Governance Committee”) and each is an “independent director,” as defined by the rules of the NASDAQ Stock Market, Inc.  The Governance Committee is generally responsible for recommending to our full board of directors policies, procedures, and practices designed to help ensure that our corporate governance policies, procedures, and practices continue to assist the board and our management in effectively and efficiently promoting the best interests of our stockholders. The Governance Committee is also responsible for selecting and recommending for approval by our board of directors and our stockholders a slate of director nominees for election at each of our annual meetings of stockholders, and otherwise for determining the board committee members and chairmen, subject to board ratification, as well as recommending to the board director nominees to fill vacancies or new positions on the board or its committees that may occur or be created from time to time, all in accordance with our bylaws and applicable law.

The Governance Committee’s principal functions include:

●	developing and maintaining our corporate governance policy guidelines;

●	developing and maintaining our codes of conduct and ethics;

●	overseeing the interpretation and enforcement of our Code of Conduct and our Code of Ethics for Chief Executive Officer and Senior Financial and Accounting Officers;

●	evaluating the performance of our board, its committees, and committee chairmen and our directors; and

●
selecting and recommending a slate of director nominees for election at each of our annual meeting of the stockholders and recommending to the board director nominees to fill vacancies or new positions on the board or its committees that may occur from time to time.

During 2011, the Governance Committee did not hold any formal meetings. Rather, the members of the Governance Committee typically have many formal and informal discussions with the board of directors. The Governance Committee is governed by a written charter approved by our board of directors.  A copy of the Governance Committee’s charter is posted on the Company’s website at www.liquidmetal.com in the “Investors” section of the website.

In identifying potential independent board candidates with significant senior-level professional experience, the Governance Committee solicits candidates from the board, senior management and others and may engage a search firm in the process.  The Governance Committee reviews and narrows the list of candidates and interviews potential nominees.  The final candidate is also introduced and interviewed by the board of directors and the lead director if one has been appointed.

In general, in considering whether to recommend any particular candidate for inclusion in our board of directors’ slate of recommended director nominees, the Governance Committee will apply the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of our stockholders. Further, specific consideration is given to, among other things, diversity of background and experience that a candidate would bring to our board of directors. The Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

Stockholders may recommend individuals to the Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to our Governance Committee at the following address: Liquidmetal Technologies, Inc., Attention: Investor Relations at 30452 Esperanza, Rancho Santa Margarita, California 92688. Assuming that appropriate biographical and background material has been provided on a timely basis, the Governance Committee will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Audit Committee.  Mr. Gillis serves as the chairman and Mr. Hansen serves as a member of the Audit Committee. Mr. Gillis is an “independent director,” and an “audit committee financial expert” as defined by the rules of the NASDAQ Stock Market, Inc. and Rule 10A-3(b)(i) under the Securities Exchange Act of 1934 applicable to members of an audit committee.  The Audit Committee is appointed by our board of directors to assist our board of directors in monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our internal and external auditors.

The Audit Committee principal functions include:

•
reviewing our annual audited financial statements with management and our independent auditors, including major issues regarding accounting and auditing principles and practices and financial reporting that could significantly affect our financial statements;

•
reviewing our quarterly financial statements with management and our independent auditor prior to the filing of our Quarterly Reports on Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements;

•	recommending to the Board the appointment of, and continued evaluation of the performance of, our independent auditor;

•	approving the fees to be paid to our independent auditor for audit services and approving the retention of our independent auditor for non-audit services and all fees for such services;

•	reviewing periodic reports from our independent auditor regarding our auditor’s independence, including discussion of such reports with the auditor;

•	reviewing significant reports to management prepared by our internal auditing department and management’s responses;

•	reviewing the adequacy of our overall control environment, including internal financial controls and disclosure controls and procedures; and

•
reviewing with our management and legal counsel legal matters that may have a material impact on our financial statements or our compliance policies and any material reports or inquiries received from regulators or governmental agencies.

During 2011, the Audit Committee met four times.  The Audit Committee is governed by a written charter approved by our board of directors.  A copy of the Audit Committee’s charter is posted on the Company’s website at www.liquidmetal.com in the “Investors” section of the website.

Code of Ethics

We have adopted a written Code of Ethics for Chief Executive Officer and Senior Financial and Accounting Officers that applies to our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or Controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.liquidmetal.com in the “Investors” section of the website. In addition, we intend to post on our website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the Code of Ethics for Chief Executive Officer and Senior Financial and Accounting Officers.

Leadership and Risk Oversight

Our board of directors has determined that having a separate Chairman of the Board and Chief Executive Officer is in the best interest of stockholders at this time. This structure promotes active participation of non-employee directors in setting agendas and establishing priorities for our board of directors. While our board of directors believes its current leadership structure is appropriate at this time, it may determine in the future that the positions of Chief Executive Officer and Chairman of the Board should be held by the same individual.

Our board of directors as a whole has oversight responsibility for our risk management process. This risk oversight function is carried out both by our full board of directors and by individual committees that are tasked by our board of directors with oversight of specific risks. The Audit Committee oversees risks associated with financial and accounting matters including compliance with legal and regulatory requirements, and our financial reporting and internal control systems. The Compensation Committee evaluates risks associated with our compensation policies and practices so as not to encourage or reward excessive risk-taking by our executives or employees.

On a regular basis our board of directors receives information and reports from committees, senior management and/or outside counsel and consultants and discusses the identification, assessment, management and mitigation of the risks associated with our strategic and business plans and operations. Our board of directors also holds regular sessions with members of management with the specific purpose of identifying, prioritizing and managing those risks that we believe are material to our operations.

Communications with Board of Directors

Stockholders may communicate with the full board or individual directors by submitting such communications in writing to Liquidmetal Technologies, Inc., Attention: Board of Directors (or the individual director(s)), 30452 Esperanza, Rancho Santa Margarita, California 92688.  Such communications will be delivered directly to the board (or to the individual director(s)).

PROPOSAL 2:

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK

After careful consideration, our board of directors has approved and has determined to ask the shareholders to approve an amendment to our Certificate of Incorporation (the “Proposed Charter Amendment”) that increases the number of shares of capital stock that we are authorized to issue to from three hundred ten million (310,000,000) to four hundred ten million (410,000,000), of which four hundred million (400,000,000) will be common stock, par value $0.001 per share, and ten million (10,000,000) will be preferred stock, par value $0.001 per share.   The Proposed Charter Amendment does not increase the authorized number of shares of our preferred stock.

Our board of directors believes that the proposed increase is desirable so that, as the need may arise, we will have more financial flexibility and be able to issue additional shares of common stock without the expense and delay associated with a special stockholders’ meeting, except where stockholder approval is required by applicable law.  Our board of directors had determined that it is advisable and in the best interests of the Company and our stockholders to increase the authorized shares of common stock in order that a sufficient number of additional shares of common stock are available for future financing transactions, acquisitions, stock dividends, stock issuances pursuant to employee benefit plans and other appropriate corporate opportunities and purposes.  In particular, our ability to issue additional shares of common stock in connection with financing transactions will be critical to raising the capital necessary to maintain our current business plan.  The board of directors does not intend to issue any shares except on terms that it considers to be in the best interests of the Company and our stockholders.

The additional shares of common stock for which authorization is sought would be a part of the existing class of common stock.  If and when issued, these shares would have the same rights and privileges as the shares of common stock presently outstanding.  No holder of common stock has any preemptive rights to acquire additional shares of the common stock.

The issuance of additional shares could reduce existing shareholders’ percentage ownership and voting power and, depending on the transaction in which they are issued, could affect our per share book value or other per share financial measures.

Potential Anti-Takeover Effects

Although the Proposed Charter Amendment is not intended to be an anti-takeover measure, shareholders should note that, under certain circumstances, the additional shares of common stock could be used to make any attempt to gain control of our company or our board of directors more difficult or time-consuming.  Any of the additional shares of common stock could be privately placed with purchasers who might side with our board of directors in opposing a hostile takeover bid.

The Proposed Charter Amendment might be considered to have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of our capital stock, to acquire control of us, since the issuance of the additional shares of common stock could be used to dilute the stock ownership of a person or entity seeking to obtain control and to increase the cost to a person or entity seeking to acquire a majority of the voting power of our company.  If so used, the effect of the additional authorized shares of common stock might be (i) to deprive shareholders of an opportunity to sell their stock at a temporarily higher price as a result of a tender offer or the purchase of shares by a person or entity seeking to obtain control of us or (ii) to assist incumbent management in retaining its present position.

Text of the Proposed Charter Amendment

Pursuant to the Proposed Charter Amendment, Article IV of our Certificate of Incorporation is proposed to be amended and restated to read as follows:

“The Corporation shall have authority to issue Four Hundred Ten Million (410,000,000) shares of capital stock, consisting of Four Hundred Million (400,000,000) shares of common stock, $0.001 par value per share  (the “Common Stock”), and Ten Million (10,000,000) shares of preferred stock, $0.001 par value per share (the “Preferred Stock”), of which One Million Eight Hundred Seventy-Five Thousand (1,875,000) shares are hereby designated as “Series A-1 Preferred Stock” and Three Million Two Hundred Eighty-One Thousand Two Hundred Fifty-Three (3,281,253) shares are hereby designated as “Series A-2 Preferred Stock.”  The Preferred Stock authorized by the Certificate of Incorporation, as amended, may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them.  The voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions of the Series A-1 Preferred Stock and Series A-2 Preferred Stock (collectively, the “Series A Preferred Stock”) are set forth in an Amended and Restated Certificate of Designation, Preferences, and Rights previously filed by the Corporation with the Secretary of State of Delaware on November 2, 2010 (the “Series A Certificate of Designation”).”

Our board of directors unanimously recommends and urges each stockholder to vote "FOR" Proposal 2 to adopt the Proposed Charter Amendment.

PROPOSAL 3

APPROVAL OF 2012 EQUITY INCENTIVE PLAN

At the Annual Meeting, our stockholders will be asked to approve our 2012 Equity Incentive Plan (the “Plan”).

Both our 2002 Equity Incentive Plan and our 2002 Non-employee Director Stock Option Plan (collectively, the “Existing Plans”) expired by their terms in April 2012. Accordingly, the we currently have no shares available for grant under the Existing Plans. Because the Existing Plans have expired and we have no stockholder-approved equity plan available for future equity awards to our directors, officers, other employees and consultant, our board of directors, upon recommendation of the Compensation Committee, adopted the 2012 Plan on May 3, 2012 and is now seeking stockholder approval of the 2012 Plan. The Existing Plans will remain in effect only with respect to the equity awards that have been granted under the Existing Plans prior to their expiration.

We believe our future success depends on our ability to attract, motivate and retain high quality employees, officers, directors and consultants and that the ability to provide stock and stock-based awards under the 2012 Plan is critical to achieving this success.  We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our employees.

The use of our stock as part of our compensation program is also important to our continued success in that it fosters a pay-for-performance culture, which is an important element of our overall compensation package for our employees.  We believe that equity compensation motivates employees to create stockholder value because the value employees realize from equity compensation is based on our stock performance.  Equity compensation also aligns the goals and objectives of our employees with the interests of our stockholders and promotes a focus on long-term value creation because our equity compensation awards are subject to vesting and/or performance criteria.

If the Plan is not approved, we may be compelled to increase significantly the cash component of our employee compensation, which may not necessarily align employee interests with those of stockholders as well as the alignment provided by stock-based awards. Replacing equity awards with cash will also increase cash compensation expense and use cash that would be better utilized if reinvested in our business.

In evaluating this Proposal 3, stockholders should consider the factors set forth under “Plan Highlights” below.

Section 162(m)

The Internal Revenue Code of 1986, as amended (the “Code”), limits to $1 million per year the deduction allowed for federal income tax purposes for compensation paid to the Chief Executive Officer and certain other highly compensated executive officers of public companies (the “Deduction Limit”). The Deduction Limit applies to compensation that does not qualify for any of a limited number of exceptions. The Deduction Limit does not apply to compensation paid under a stockholder-approved plan that meets certain requirements for “qualified performance-based compensation.” Generally, compensation attributable to stock options and stock appreciation rights is deemed to satisfy the “qualified performance-based compensation” requirement if:

•	the grant is made by a committee of directors that meets certain criteria;

•
the stockholder-approved plan under which the award is granted states a maximum number of shares with respect to which options or rights may be granted to any individual during a specified period of time; and

•	the amount of compensation the individual could receive under the award is based solely on the increase in the value of the shares after the date of grant.

The Plan has been designed so that the Compensation Committee in its discretion may grant qualifying exempt “performance-based” compensation under the Plan. We believe that awards intended and structured as such by the Compensation Committee will meet the requirements for “performance-based” compensation under Section 162(m), and that the amount of ordinary income to the participant with respect to such awards generally will be allowed as a deduction to us for federal income tax purposes. Other awards that may be subject to the attainment of performance measures but that do not meet the requirements of Section 162(m) will not qualify as “performance-based” compensation and, in such event, would be subject to Section 162(m)’s deduction restrictions.

Plan Highlights

The Plan authorizes our board of directors and the Compensation Committee to grant equity-based compensation awards in the form of stock options, SARs, restricted stock, RSUs, performance shares, performance units, and other awards for the purpose of providing our directors, officers and other employees incentives and rewards for performance. Some of the key features of the Plan that reflect our commitment to effective management of incentive compensation are set forth below and are described more fully under the heading “Summary of the Plan” and in the Plan itself, a copy of which is attached to this proxy statement.

Administration.  The Plan will be administered by the Compensation Committee under delegated authority from our board of directors.  Our board of directors or Compensation Committee may delegate its authority under the Plan to a subcommittee.  The Compensation Committee or the subcommittee may delegate to one or more of its members or to one or more of our officers, or to one or more agents or advisors, administrative duties, and the Compensation Committee may also delegate powers to one or more of our officers do one or both of the following (subject to certain limitations described in the Plan):

•	designate employees to receive awards under the Plan; and

•	determine the size of any such awards.

Plan Limits.  Total awards under the Plan are limited to 30,000,000 shares of common stock plus the number of shares of common stock subject to awards under the Existing Plans that expire, are forfeited or are cancelled after the adoption of the Plan.  The Plan also provides that:

•	the aggregate number of shares of common stock actually issued or transferred upon the exercise of incentive stock options (“ISOs”) will not exceed 30,000,000 shares of common stock;

•
the aggregate number of shares of common stock issued as restricted stock, RSUs, performance shares, performance units and other awards under the Plan (after taking into account any forfeitures and cancellations) will not exceed 10,000,000 shares of common stock;

•	no participant will be granted stock options or SARs, in the aggregate, for more than 10,000,000 shares of common stock during any calendar year;

•
no participant will be granted stock-based awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate, for more than 10,000,000 shares of common stock during any calendar year; and

•
no participant in any calendar year will receive an award of performance units that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, or other awards payable in cash, having an aggregate maximum value in excess of $2,000,000.

No Liberal Recycling Provisions.  The Plan provides that only shares with respect to awards granted under the Plan that expire or are forfeited or cancelled, or shares that were covered by an award the benefit of which is paid in cash instead of shares, will again be available for issuance under the Plan. The following shares will not be added back to the aggregate Plan limit: (1) shares tendered in payment of the option exercise price; (2) shares withheld by us to satisfy the tax withholding obligation; and (3) shares that are repurchased by us with stock option proceeds. Further, all shares covered by a SAR that is exercised and settled in shares, and whether or not all shares are actually issued to the participant upon exercise of the right, will be considered issued or transferred pursuant to the Plan.

No Repricing.  Repricing of options and SARs is prohibited without stockholder approval under the Plan.

Other Features.

•	The Plan also provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of our shares of common stock on the date of grant; and

•	The Plan is designed to allow awards made under the Plan to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

Summary of the Plan

The following summary of the material provisions of the Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the Plan, a copy of which is set forth as Appendix A to this proxy statement.

Shares Available Under the Plan.  Subject to adjustment as provided in the Plan, the number of shares of common stock that may be issued or transferred

•	upon the exercise of stock options or SARs,

•	as restricted stock and released from substantial risks of forfeiture,

•	in payment of RSUs,

•	in payment of performance shares or performance units that have been earned,

•	as awards to non-employee directors,

•	as other awards, or

•	in payment of dividend equivalents paid for awards made under the Plan will not exceed in the aggregate 30,000,000 shares of common stock, plus the number of shares of common stock subject to awards under the Existing Plans that expire, are forfeited or are cancelled after the adoption of the Plan. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

Shares of common stock covered by an award granted under the Plan will not be counted as used unless and until they are actually issued and delivered to a participant.  The total number of shares available under the Plan as of a given date will not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Upon payment in cash of the benefit provided by any award granted under the Plan, any shares of common stock that were covered by that award will be available for issue or transfer.

If shares of common stock are tendered or otherwise used in payment of an option exercise price, the total number of shares covered by the stock option being exercised will count against the total number of shares available under the Plan. Shares of common stock withheld by us to satisfy tax withholding obligations will count against the total number of shares available under the Plan. The number of shares of common stock covered by a SAR that is exercised and settled in shares of common stock, and whether or not all shares are actually issued to the participant upon exercise of the SAR, will be considered issued or transferred pursuant to the Plan. In the event that we repurchase shares with stock option proceeds, those shares will not be added to the total number of shares available under the Plan. If, under the Plan, a participant has elected to give up the right to receive compensation in exchange for shares of common stock based on fair market value, such shares of common stock will not count against the aggregate Plan limit described above.

The Plan also provides the other following limits:

•	the aggregate number of shares of common stock actually issued or transferred upon the exercise ISOs will not exceed 30,000,000 shares of common stock;

•
the aggregate number of shares of common stock issued as restricted stock, RSUs, performance shares, performance units and other awards under the Plan (after taking into account any forfeitures and cancellations) will not exceed 10,000,000 shares of common stock;

•	no participant will be granted stock options or SARs, in the aggregate, for more than 10,000,000 shares of common stock during any calendar year;

•
no participant will be granted stock-based awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate, for more than 10,000,000 shares of common stock during any calendar year; and

•
no participant in any calendar year will receive an award of performance units that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, or other awards payable in cash, having an aggregate maximum value in excess of $2,000,000.

Eligibility.  Our officers, employees and consultants (currently estimated to be 17 persons), non-employee directors, and any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant, may be selected by the Compensation Committee to receive benefits under the Plan. Any person who provides services to us or a subsidiary that are equivalent to those typically provided by an employee may also be eligible to participate in the Plan. The Compensation Committee determines which persons will receive awards and the number of shares subject to such awards.

Stock Options.  We may grant stock options that entitle the optionee to purchase shares of common stock at a price not less than market value per share at the date of grant. The option price is payable

•	in cash, check or wire transfer at the time of exercise;

•	by the transfer to us of shares of common stock owned by the participant having a value at the time of exercise equal to the option price;

•	by delivery (through a process approved by the Board or Committee) of an irrevocable direction to a securities broker to sell common stock and to deliver all or part of the sale proceeds to us;

•	by a combination of such payment methods; or

•	by such other method as may be approved by the Compensation Committee.

To the extent permitted by law, any grant of a stock option may provide for deferred payment of the option price from the proceeds of a sale through a bank or broker of some or all of the shares of common stock to which the exercise relates.

Stock options will be evidenced by an award agreement containing such terms and provisions, consistent with the Plan, as the Compensation Committee may approve. No stock option may be exercisable more than 10 years from the date of grant. Each grant will specify the period of continuous service with us or any subsidiary that is necessary before the stock options become exercisable. A grant of stock options may provide for the earlier vesting of such stock options in the event of the retirement, death or disability of the participant or in the event of a change of control. Any grant of stock options may specify management objectives (as described below) that must be achieved as a condition to exercising such rights.

SARs.  A SAR is a right, exercisable by the surrender of a related stock option (if granted in tandem with stock options) or by itself (if granted as a free-standing SAR), to receive from us an amount equal to 100%, or such lesser percentage as the Compensation Committee may determine, of the spread between the base price (or option exercise price if a tandem SAR) and the value of our shares of common stock on the date of exercise. Any grant may specify that the amount payable on exercise of a SAR may be paid by us in cash, in shares of common stock, or in any combination of the two, and may either grant to the participant or retain in the Compensation Committee the right to elect among those alternatives.

SARs will be evidenced by an award agreement containing such terms and provisions, consistent with the Plan, as the Compensation Committee may approve.  Any grant of a tandem SAR will provide that it may be exercised only at a time when the related stock option is also exercisable, at a time when the spread is positive, and by surrender of the related stock option for cancellation.  Successive grants of a tandem SAR may be made to the same participant regardless of whether any tandem SARs previously granted to the participant remain unexercised.  Each grant will specify in respect of each free-standing SAR a base price that may not be less than the market value per share on the date of grant. Successive grants may be made to the same participant regardless of whether any free-standing SARs previously granted to the participant remain unexercised. No free-standing SAR granted under the Plan may be exercised more than 10 years from the date of grant.

Each grant may specify a period of continuous service with us or any subsidiary that is necessary before the SARs or any installments thereof become exercisable. A grant of SARs may provide for the earlier vesting of such SARs in the event of the retirement, death or disability of the participant or the occurrence of a change of control. Any grant of SARs may also specify management objectives that must be achieved as a condition to exercise such rights.

Restricted Stock.  A grant of restricted stock involves the immediate transfer by us to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value at the date of grant, as the Compensation Committee may determine.

Restricted stock that vests upon the passage of time must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code for a period to be determined by the Compensation Committee at the date of grant. Each such grant or sale of restricted stock will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the restricted stock will be prohibited or restricted in the manner and to the extent prescribed by the Compensation Committee at the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal or provisions subjecting the restricted stock to a continuing substantial risk of forfeiture in the hands of any transferee). The Compensation Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of the retirement, death or disability of the participant or the occurrence of a change of control.

Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Any grant of restricted stock may also specify, in respect of any applicable management objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock on which restrictions will terminate if performance is at or above the minimum level or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified management objectives.

Grants of restricted stock will be evidenced by an award agreement containing such terms and provisions, consistent with the Plan, as the Compensation Committee may approve.  Any grant or sale of restricted stock must require that any or all dividends or other distributions paid with respect to the restricted stock during the period of restriction be automatically deferred and reinvested in additional shares of restricted stock, which may be subject to the same restrictions and risk of forfeiture as the underlying award.

RSUs.  A grant of RSUs constitutes an agreement by us to deliver shares of common stock or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Compensation Committee may specify. During the applicable restriction period, the participant will have no rights of ownership in the shares of common stock deliverable upon payment of the RSUs and will have no right to vote the shares of common stock. The Compensation Committee may, at the date of grant, authorize the payment of dividend equivalents on RSUs on  a deferred basis, either in cash or in additional shares of common stock, provided that any such dividend equivalents distributed with respect to RSUs that are subject to management objectives shall be subject to the same restrictions and risk of forfeiture that apply to the RSUs with respect to which such dividend equivalents were distributed.

RSUs will be evidenced by an evidence of award containing such terms and provisions, consistent with the Plan, as the Compensation Committee may approve.  Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of grant.  Each grant or sale of RSUs will also specify the time and manner of payment of the RSUs that have been earned and will specify that the amount payable with respect to such grant will be paid by us in shares of common stock or cash, or a combination of the two.

Any grant of RSUs may also specify, in respect of any applicable management objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number RSUs for which the restriction period will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified management objectives.  The Compensation Committee may provide in any grant or sale of RSUs for the earlier lapse or other modification of the restriction period in the event of the retirement, death or disability of the participant, or the occurrence of a change of control.

Performance Shares and Performance Units.  A performance share is the equivalent of one common share and a performance unit is the equivalent of $1.00 or such other value as determined by the Compensation Committee. A participant may be granted any number of performance shares or performance units, subject to the limitations set forth above. The participant will be given one or more management objectives to meet within a specified period of not less than one year (the “Performance Period”),  which Performance Period may be subject to earlier lapse or other modification in the event of the retirement, death or disability of the participant or the occurrence of a change of control.

Each grant of performance shares or performance units may specify, in respect of the relevant management objectives, a minimum acceptable level or levels of achievement and will set forth a formula for determining the number of performance shares or performance units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified management objectives. Any such grant must specify that the Compensation Committee must determine that the applicable management objectives have been satisfied before the payment of the award.

To the extent earned, performance shares or performance units will be paid to the participant at the time and in the manner determined by the Compensation Committee. Any grant may specify that the amount payable with respect thereto may be paid by us in cash, shares of common stock or any combination thereof. The Compensation Committee may, at the date of grant of performance shares, provide for the payment of dividend equivalents to a participant either in cash or in additional shares of common stock, subject in all cases to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid.

Performance shares and performance units will be evidenced by an award agreement containing such terms and provisions, consistent with the Plan, as the Compensation Committee may approve.  Each grant will specify the amount of performance shares or performance units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.

Awards to Non-Employee Directors.  The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to non-employee directors of stock options, SARs or other awards and may also authorize the grant or sale of shares of common stock, restricted stock or RSUs to non-employee directors. Each grant of an award to a non-employee director will be upon such terms and conditions as approved by the Compensation Committee.  Each grant will specify, in the case of stock option, an option price per share, and, in the case of a free-standing SAR, a base price per share, each of which will not be less than the market value per share on the date of grant. Each stock option and free-standing SAR granted under the Plan to a non-employee director will expire not more than 10 years from the date of grant.

Other Awards.  The Compensation Committee may, subject to limitations under applicable law, grant to any participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock or factors that may influence the value of such shares, including, without limitation,

•	convertible or exchangeable debt securities;

•	other rights convertible or exchangeable into shares of common stock;

•	purchase rights for shares of common stock;

•
awards with value and payment contingent upon our performance or the performance of specified subsidiaries, affiliates or other business units of ours or any other factors designated by the Compensation Committee; and

•	awards valued by reference to the book value of shares of common stock or the value of securities of, or the performance of our specified subsidiaries or affiliates or other business units.

The Compensation Committee will determine the terms and conditions of the other awards. Shares of common stock delivered pursuant to an award in the nature of a purchase right will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, shares of common stock, other awards, notes or other property, as the Compensation Committee will determine. Cash awards, as an element of or supplement to any other award granted under the Plan, may also be granted as an other award.

The Compensation Committee may grant shares of common stock as a bonus, or may grant other awards in lieu of our obligation or a subsidiary’s obligation to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Compensation Committee in a manner that complies with Section 409A of the Code.

 Management Objectives.  The Plan requires that the Compensation Committee establish “management objectives” for purposes of performance shares and performance units. When so determined by the Compensation Committee, stock options, SARs, restricted stock, RSUs, dividend credits or other awards under the Plan may also specify management objectives. Management objectives may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department, region, function or other organizational unit within the company or subsidiary in which the participant is employed. The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves.  The Compensation Committee may grant awards subject to management objectives that may or may not be intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.  The management objectives applicable to any award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code to a “covered employee,” within the meaning of 162(m) of the Code, will be based on one or more, or a combination, of the following criteria:

•
profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit – these profitability metrics could be measured before special items and/or subject to GAAP definition);

•
cash flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

•	returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity);

•	working capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

•	profit margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

•	liquidity measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

•
sales growth, gross margin growth, cost initiative and stock price metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to stockholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

•
strategic initiative key deliverable metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits (as determined through the establishment of objective targets to be achieved), supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of our company, or the manner in which we conduct our business, or other events or circumstances render the management objectives unsuitable, the Compensation Committee may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code (other than in connection with a change of control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Compensation Committee will not make any modification of the management objectives or level of achievement with respect to such award.

Administration.  The Board has delegated administration of the Plan to the Compensation Committee.  The Compensation Committee may from time to time delegate all or any part of its authority under the Plan to any subcommittee.  To the extent of any such delegation, references in the Plan to the Board will be deemed to be references to the Compensation Committee or such subcommittee, as applicable.

The interpretation and construction by the Compensation Committee of any provision of the Plan or of any agreement, notification or document evidencing the grant of stock options, SARs, restricted stock, RSUs, performance shares, performance units or other awards and any determination by the Compensation Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Compensation Committee will be liable for any such action or determination made in good faith.

The Compensation Committee or, to the extent of any delegation, the subcommittee, may delegate to one or more of its members or to one or more of our officers, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable.  The Compensation Committee, the subcommittee, or any person to whom duties or powers have been delegated, may employ one or more persons to render advice with respect to any responsibility the Compensation Committee, the subcommittee or such person may have under the Plan. The Compensation Committee may authorize one or more of our officers to do one or both of the following on the same basis as the Compensation Committee:

•	designate employees to receive awards under the Plan; and

•	determine the size of any such awards.

However, the Compensation Committee may not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, director, or more than 10% beneficial owner as determined by the Compensation Committee in accordance with Section 16 of the Exchange Act.  The resolution providing for such authorization must set forth the total number of shares of common stock any delegated officer may grant and the officer must report periodically to the Compensation Committee regarding the nature and scope of the awards granted pursuant to the delegated authority.

Amendments.  Our Board may at any time and from time to time amend the Plan in whole or in part. However, if an amendment to the Plan

•	would materially increase the benefits accruing to participants under the Plan,

•	would materially increase the number of securities which may be issued under the Plan,

•	would materially modify the requirements for participation in the Plan, or

•	must otherwise be approved by the our stockholders in order to comply with applicable law or our applicable securities exchange,

then such amendment will be subject to stockholder approval and will not be effective until such approval has been obtained.

If permitted by Section 409A of the Code and Section 162(m) of the Code, in the event of a change of control of our company, or in case of termination of the employment of a participant by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a participant who holds

•	a stock option or SAR not immediately exercisable in full,

•	any shares of restricted stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed,

•	any RSUs as to which the applicable restriction period has not been completed,

•	any performance shares or performance units which have not been fully earned,

•	any other awards subject to any vesting schedule or transfer restriction, or

•	shares of common stock subject to any transfer restriction imposed by the Plan,

the Board or the Compensation Committee may, in its sole discretion, accelerate the time at which

•	such stock option or SAR or other award may be exercised,

•	such substantial risk of forfeiture or prohibition or restriction on transfer will lapse,

•	such restriction period will end, or

•	such performance shares or performance units will be deemed to have been fully earned or the time when such transfer restriction will terminate.

The Compensation Committee may amend the terms of any awards granted under this Plan prospectively or retroactively, except in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code (other than in connection with the participant’s death or disability, or a change of control) where such action would result in the loss of the otherwise available exemption.  In such case, the Compensation Committee will not make any modification of the management objectives or the level or levels of achievement with respect to such award.  Except in connection with certain corporate transactions described in the Plan, no amendment will impair the rights of any participant without his or her consent.

Our board of directors may, in its discretion, terminate the Plan at any time. Termination of the Plan will not affect the rights of participants or their successors under any outstanding awards and not exercised in full on the date of termination.

No Repricing of Stock Options or SARs.  Except in connection with certain corporate transactions described in the Plan, the terms of outstanding awards may not be amended to reduce the option price of outstanding stock options or the base price of outstanding SARs, or cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with an option price or base price, as applicable, that is less than the option price of the original stock options or base price of the original SARs, as applicable, without stockholder approval.  This restriction is intended to prohibit the repricing of “underwater” stock options and SARs and will not be construed to prohibit the adjustments in connection with certain corporate transactions provided for in the Plan.  This prohibition may not be amended without approval by our stockholders.

Transferability.  Except as otherwise determined by the Compensation Committee, no stock option, SAR or other derivative security granted under the Plan will be transferable by the participant except by will or the laws of descent and distribution, and in no event may any such award granted under the Plan be transferred for value.  Except as otherwise determined by the Compensation Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law and/or court supervision.

The Compensation Committee may provide at the date of grant additional restrictions on transfer for certain shares of common stock earned under the Plan.

Adjustments.  The Board or the Compensation Committee shall make or provide for such adjustments in the numbers of shares of common stock covered by outstanding stock options, SARs, RSUs, performance shares and performance units granted under the Plan and, if applicable, in the number of shares of common stock covered by other awards, in the option price and base price provided in outstanding stock options and SARs, in the kind of shares covered by such awards as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of participants or optionees that otherwise would result from:

•	any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of our company;

•	any merger, consolidation, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or

•	any other corporate transaction or event having an effect similar to these events or transactions.

In the event of any such transaction or event or in the event of a change of control, the Board, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.

In addition, for each stock option or SAR with an option price or base price greater than the consideration offered in connection with any such termination or event or change of control, the Board  may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Board shall also make or provide for such adjustments in the total number of shares available under the Plan and any other share limits under the Plan as the Board, in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described above.

Forfeiture and Claw-Back Provisions.  Any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon terms and conditions determined by the Compensation Committee, including in the event (1) a termination of service occurs prior to a specified date or within a specified time period following receipt or exercise of the award, (2) the participant engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, or (3) the participant is terminated for “cause” (as such term is defined in the sole discretion of the Board, or as set forth in a written agreement relating to such award).

In addition, any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, to the extent the participant violates any claw-back policy as may be implemented and/or maintained by our company from time-to-time, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder and any applicable rules or regulations promulgated by the SEC or any national securities exchange.

Withholding Taxes.  To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to us for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit.  In no event shall the market value per share of the shares of common stock to be withheld and delivered to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.

Effective Date and Termination.  The Plan will be effective as of the date the Plan  is approved by our stockholders (the “Effective Date”). No grant will be made under the Plan after the tenth anniversary of the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the applicable award agreement and the terms of the Plan.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on January 1, 2012. This summary is not intended to be complete and does not describe state, local or foreign tax consequences.

Tax Consequences to Participants

Non-Qualified Stock Options.  In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options.  No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above (a disqualifying disposition), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs.  No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

Restricted Stock.  The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

RSUs.  No income generally will be recognized upon the award of RSUs. The recipient of a RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units.  No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received.

Tax Consequences to our Company

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of 30,000,000 shares of common stock under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Plan by our stockholders.

Our board of directors unanimously recommends and urges each stockholder to vote "FOR" Proposal 3 to approve the 2012 Equity Incentive Plan.

New Plan Benefits

It is not possible to determine specific amounts and types of awards that may be awarded in the future under the Plan because the grant and actual pay-out of awards under the Plan are discretionary.

The following table provides information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights [a]	Weighted-average exercise price of outstanding options, warrants, and rights [b]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column [a]) [c]
Equity compensation plans approved by stockholders	4,679,807	$0.42	6,221,419	(1)
Equity compensation plans not approved by stockholders	--	--	--
Total	4,679,807		6,221,419

(1)	Represents shares available as of December 31, 2011 under our 2002 Equity Incentive Plan and 2002 Non-employee Director Stock Option Plan, each of which expired in April 2012.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors, upon recommendation of the Audit Committee, have appointed SingerLewak LLP (“Singer”) as our independent registered public accounting firm, to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2012. We have been advised by Singer that no member of that firm, to the best of its knowledge and belief, has any direct or any material indirect financial interest in the Company or its subsidiaries, and that, during the past three fiscal years, no member of the firm has had any connection with the Company or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

On December 7, 2011, Choi, Kim, Park, LLP (“CKP”), resigned as our independent registered public accounting firm.  The decision to accept CKP’s resignation was approved by the Audit Committee.

CKP’s reports on the consolidated financial statements of the Company for the years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that each of CKP’s reports for the years ended December 31, 2010 and 2009 expressly assumed the Company would continue as a going concern and stated that the Company’s significant operating losses and working capital deficit raise substantial doubt about its ability to continue as a going concern.

During the years ended December 31, 2010 and 2009, and through December 7, 2011, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with CKP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CKP, would have caused CKP to make reference to the subject matter of the disagreement in its report on the consolidated financial statements for such year.  During the years ended December 31, 2010 and 2009, and through December 7, 2011, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided CKP with a copy of the above disclosures, and CKP has furnished the Company with a letter addressed to the SEC stating it agrees with the statements made above.  A copy of CKP’s letter dated December 8, 2011 is attached as Exhibit 16.1 to the Current Report on Form 8-K filed by the Company with the SEC on December 8, 2011.

On December 2, 2011, our board of directors, upon recommendation of the Audit Committee, approved the engagement of Singer to serve as the Company’s independent registered public accounting firm.  Singer was formally engaged by the Company on December 8, 2011.

During the years ended December 31, 2010 and 2009, and through December 8, 2011, neither the Company nor anyone on its behalf has consulted with Singer with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither written nor oral advice was provided to the Company that Singer concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with CKP or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Although ratification by our stockholders is not a prerequisite to the Audit Committee’s ability to select Singer as our independent registered public accounting firm for the fiscal year ending December 31, 2012, the Audit Committee believes such ratification is advisable and in the best interests of our stockholders. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of Singer as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Notwithstanding ratification of the appointment of Singer as our independent auditors for the fiscal year ending December 31, 2012, the Audit Committee may select other independent auditors for such year without any vote of the stockholders. If the stockholders do not ratify the appointment, the matter of the appointment of independent auditors will be considered by our board of directors and the Audit Committee.

Our board of directors unanimously recommends and urges each stockholder to vote "FOR" Proposal 4 to ratify the appointment of SingerLewak LLP as our independent registered public accounting firm.

Audit Fees for 2010 and 2011:

The following table summarizes the aggregate fees billed to us by Singer and CKP for professional services during the years ended December 31, 2011 and December 31, 2010:

Fees	2010	2011
Audit Fees (1)	$207,000	$163,000

(1) Audit Fees.

Fees for audit services billed in 2011 consisted of:
•	Audit of the Company’s financial statements for 2010; and
•	Review of the Company’s quarterly financial statements for 2011.

Fees for audit services billed in 2010 consisted of:
•	Audit of the Company’s financial statements for 2009;
•	Review of the Company’s quarterly financial statements for 2010.

Audit Committee Pre-Approval Policies

Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent public accountants on a case-by-case basis.  Our Audit Committee approved 100% of the services performed by Singer and CKP in 2010 and 2011.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has:

(1)	reviewed and discussed the Company’s audited financial statements with management;

(2)	discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board; and

(3)
received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

Based on the review and discussions described above, the Audit Committee recommended to the board of directors in March 2012 that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Scott Gillis, Chairman
Mark Hansen

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 1, 2012 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all directors and executive officers as a group.

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to the shares shown as beneficially owned. A total of 161,548,906 shares of our common stock, 105,231 shares of our Series A-1 Preferred Stock and 401,705 shares of our Series A-2 Preferred Stock, were issued and outstanding as of May 1, 2012.  Unless otherwise indicated, the address of all directors and named executive officers is 30452 Esperanza, Rancho Santa Margarita, California 92688.

	Common Stock			Series A-1 Preferred Stock		Series A-2 Preferred Stock
Name of Beneficial Owner	Number of Shares(1)		Percent of Class(1)	Number of Shares(2)	Percent of Class(2)	Number of Shares(3)	Percent of Class(3)

Directors and Named Executive Officers
Abdi Mahamedi	21,629,615	(4)	12.2%	58,600	55.7%	260,710	64.9%
Thomas Steipp	7,610,893	(5)	4.7%	-	-	-	-
Ricardo Salas	11,128,947	(6)	6.6%	-	-	-	0.0%
Mark Hansen	-		-	-	-	-	-
Scott Gillis	11,700	(7)	*	-	-	-	-
Tony Chung	990,447	(8)	*	-	-	-	-
All directors and executive officers as a group (6 persons)	41,371,602		22.5%	58,600	55.7%	260,710	64.9%

5% Shareholders
Carlyle Holdings, LLC	15,972,782	(9)	9.3%	48,600	46.2%	144,495	36.0%
2700 Westchester Ave., Suite 303
Purchase, NY 10577
Jack Chitayat	15,387,268	(10)	9.0%	28,928	27.5%	51,420	12.8%
1836 Camino Del Teatro
La Jolla, CA 92037
Silver Lake Group, LLC	3,501,130	(11)	2.1%	-	-	-	-
64 Ritz Cove Drive
Monarch Beach, CA 92629
Tjoa Thian Song	8,931,200	(12)	5.5%	-	-	-	-
16 Raffles Quay #B1-14A
Hong Leong Building
Singapore
Atlantic Realty Group	7,548,723	(13)	4.6%	-	-	58,108	14.5%
1836 Camino Del Teatro
La Jolla, CA 92037

*Less than One Percent

(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise or conversion of all options, warrants and other securities convertible into common stock, including shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock, beneficially owned by such person or entity currently exercisable or exercisable within 60 days of May 1, 2012. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days of May 1, 2012, or securities convertible into common stock within 60 days of May 1, 2012 are deemed outstanding and held by the holder of such shares of common stock, options, warrants, or other convertible securities, including shares of Series A-1 Preferred Stock and Series A-1 Preferred Stock, for purposes of computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person. The percentage of beneficial ownership of common stock beneficially owned is based on 161,548,906 shares of common stock outstanding as of May 1, 2012. Each outstanding share of Series A-1 Preferred Stock is presently convertible into 50 shares of common stock. Each outstanding share of Series A-1 Preferred Stock is presently convertible into 22.7 shares of common stock. The shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock stated in these columns assume conversion of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock at these ratios

(2)
Each outstanding share of Series A-1 Preferred Stock is presently convertible into 50 shares of common stock. The shares of Series A-1 Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A-1 Preferred Stock stated in these columns reflect ownership of shares of Series A-1 Preferred Stock, and not shares of common stock issuable upon conversion of shares of Series A-1 Preferred Stock at this ratio.

(3)
Each outstanding share of Series A-2 Preferred Stock is presently convertible into 22.7 shares of common stock. The shares of Series A-2 Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A-2 Preferred Stock stated in these columns reflect ownership of shares of Series A-2 Preferred Stock, and not shares of common stock issuable upon conversion of shares of Series A-2 Preferred Stock at this ratio.

(4)	Includes:

(a)
5,221,025 shares of common stock, 5,037,780 shares issuable pursuant to currently exercisable warrants and 5,713,977 shares issuable pursuant to currently convertible Series A Preferred Stock held of record by Carlyle Holdings, LLC.  Mr. Mahamedi has the power to direct the voting and disposition of such shares as the president and a sole shareholder of Carlyle Development Group, Inc, which is a managing member of Carlyle Holdings, LLC;

(b)
759,428 shares of common stock, 1,756,155 shares issuable pursuant to currently exercisable warrants and 3,141,250 shares issuable pursuant to currently convertible Series A Preferred Stock held of record by Mr. Mahamedi.

(5)	Includes 6,000,000 shares of restricted stock awards which vest ratably over five years starting with December 15, 2011 and then on August 3, 2012, 2013, 2014 and 2015 held of record by Mr. Steipp.

(6)	Includes:

(a)	3,501,130 shares issuable pursuant to currently exercisable warrants. Mr. Salas has the power to direct the voting and disposition of such shares as the sole shareholder of Silver Lake Group, LLC.

(b)	2,230,206 shares issuable pursuant to currently exercisable warrants held of record by Mr. Salas; and

(c)
300,000 shares issuable pursuant to outstanding stock options that are exercisable currently or within 60 days of May 1, 2012.  Does not include 1,200,000 shares that are issuable pursuant to outstanding stock options that are not exercisable currently or within 60 days of May 1, 2012.

(7)	Includes 4,700 shares held of record by Mr. Gillis, his child and spouse. Mr. Gillis continues to beneficially own all such shares.

(8)	Includes:

(a)	255,103 shares issuable pursuant to currently exercisable warrants held of record by Mr. Chung;

(b)
170,000 shares issuable pursuant to outstanding stock options that are exercisable currently or within 60 days of May 1, 2012.  Does not include 280,000 shares that are issuable pursuant to outstanding stock options that are not exercisable currently or within 60 days of May 1, 2012.

(9)
Includes 5,221,025 shares of common stock, 5,037,780 shares issuable pursuant to currently exercisable warrants and 5,713,977 shares issuable pursuant to currently convertible Series A Preferred Stock held of record by Carlyle Holdings, LLC.

(10)	Includes:

(a)
3,873,325 shares of common stock, 2,354,762 shares issuable pursuant to currently exercisable warrants and 1,320,636 shares issuable pursuant to currently convertible Series A Preferred Stock held of record by Atlantic Realty Group, Inc.  Mr. Chitayat has the power to direct the voting and disposition of such shares as the president and a sole shareholder of Atlantic Realty Group, Inc.;

(b)
2,542,497 shares of common stock, 1,929,219 shares issuable pursuant to currently exercisable warrants and 2,615,036 shares issuable pursuant to currently convertible Series A Preferred Stock held of record by Mr. Chitayat;

(c)	91,792 shares held of record by a trust established by Mr. Chitayat for his minor children. Mr. Chitayat continues to beneficially own all such shares; and

(d)	750,000 shares issuable pursuant to outstanding stock options that are exercisable currently.

(11)	Includes 3,501,130 shares issuable pursuant to currently exercisable warrants held of record by Silver Lake Group, LLC.

(12)	Includes:

(a)	3,526,002 shares of common stock, 1,530,613 shares issuable pursuant to currently exercisable warrants held of record by Mr. Song; and

(b)	3,874,585 of these shares are held of record by a revocable grantor trust established by Mr. Song for himself and his family members. Mr. Song continues to beneficially own all such shares.

(13)
Includes 3,873,325 shares of common stock, 2,354,762 shares issuable pursuant to currently exercisable warrants and 1,320,636 shares issuable pursuant to currently convertible Series A Preferred Stock held of record by Atlantic Realty Group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the fiscal year ended December 31, 2011, our officers, directors, and greater than 10% stockholders filed with the Securities and Exchange Commission all reports required by Section 16(a) of the Securities Exchange Act of 1934.  We have relied solely upon the written representations of our officers, directors, and greater than 10% stockholders and copies of the reports they have filed with the Commission in providing this information.

EXECUTIVE OFFICERS

Set forth below is a table identifying our executive officers who are not identified under “PROPOSAL 1: ELECTION OF DIRECTORS.”

Name	Age	Position

Tony Chung	42	Chief Financial Officer

Tony Chung was elected by our board of directors to serve as our Chief Financial Officer in December 2008 Most recently, Mr. Chung served as Chief Financial Officer at BETEK Corporation, a real estate and investment subsidiary of SK Engineering and Construction from February 2008 to December 2008 and as Chief Financial Officer of Solarcity, a company providing advanced solar technology and installation services, from March 2007 to January 2008.  Mr. Chung’s primary role was to manage the overall financial operations of both companies.  Previously, Mr. Chung was employed by us as our Vice President of Finance from May 2004 to February 2007. Mr. Chung is a Certified Public Accountant and served eight years at KPMG as an Audit and Consulting Manager for several large multinational companies.  He received his B.S. degree in Business Administration from University of California Berkeley’s Haas School of Business in 1992.  Mr. Chung is also an Attorney at Law and received his J. D. degree from Pacific Coast University School of Law in 2006.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during the last completed fiscal year. This compensation discussion and analysis focuses on the information contained in the compensation tables and related footnotes and narratives included below for primarily the last completed fiscal year, but we also describe certain compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure for the last completed fiscal year.

The Compensation Committee currently oversees the design and administration of our executive compensation program. The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity incentives in the form of stock options and/or restricted stock, other benefits and perquisites, post-termination severance and acceleration of stock option vesting for certain named executive officers upon termination and/or a change in control, although we do not utilize all of these elements in any given year. Our other benefits and perquisites may consist of reimbursement for certain automobile payments and health insurance benefits. Our philosophy is to position the aggregate value of these elements at a level that is commensurate with our size and sustained performance.

Compensation Program Objectives and Philosophy

The objectives of our executive compensation program are to:

•	attract, motivate and retain talented and dedicated executive officers;

•	provide our named executive officers with both cash and equity incentives to further our interests and the interests of our stockholders; and

•	provide our named executive officers with long-term incentives so we can retain them and provide stability for growth.

Generally, the compensation of our named executive officers is comprised of a base salary, an annual incentive compensation award and equity awards in the form of stock options and/or restricted stock. In setting base salaries for 2011, the compensation committee reviewed the individual contributions of the particular executive during 2010. The management incentive program for 2011 provides for annual cash-based incentive awards determined by the compensation committee based on company performance. In addition, stock options are granted to provide the opportunity for long-term compensation based upon the performance of our common stock over time.

For each of our named executive officers, the compensation committee reviews and approves all elements of compensation taking into consideration recommendations from our principal executive officer (for compensation other than his own), as well as past compensation practices.

We have designed our annual management incentive program so that incentive awards paid thereunder will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (which we refer to as the Code).

Base Salaries

We provide the opportunity for each of our named executive officers to earn a competitive annual base salary. We provide this opportunity to attract and retain an appropriate caliber of talent for our executive officer positions, and to provide a base wage that is not subject to variability based solely on our performance. We review base salaries for our named executive officers annually in January and increases are based on our performance and individual performance. The salary of our principal executive officer is set by our Compensation Committee, subject to an employment agreement with out principal executive officer (see “Employment Agreements” below).

Cash Incentives

From time to time, we provide the opportunity for our named executive officers to earn annual cash incentive award. We provide this opportunity to attract and retain an appropriate caliber of talent for our executive officer positions and to motivate executives to achieve our annual business goals. We would normally review annual cash incentive awards for our named executive officers in March to determine award payments for the last completed fiscal year, as well as to establish award opportunities for the current fiscal year.

Annual cash incentive awards are subject to the compensation committee’s negative discretion and may take into account corporate performance measures, including, but not limited to, revenues, earnings before interest, taxes, depreciation and amortization (or EBITDA) and net income. The compensation committee establishes award criteria, generally, as a percentage of annual growth.

For the year ended December 31, 2011, there were no such awards available for or paid to our named executive officers.

Equity-Based Compensation

Our equity-based awards to our named executive officers consist principally of stock options or restricted stock granted from time to time under our 2002 Equity Incentive Plan, which expired in April 2012 (see “Proposal 3 – Approval of 2012 Equity Incentive Plan” above for a description of the equity incentive plan that will replace our 2002 Equity Incentive Plan, if approved by stockholders at the Annual Meeting).  Stock option and restricted stock grants are based on various factors, including each executive officer’s position, responsibility and tenure, each executive officer’s ability to contribute to our future success, and the other elements of such executive officer’s compensation. Generally, we use equity-based compensation to better align the interests of our executive officers with those of our stockholders.

For our named executive officers, our stock option and restricted stock program is based on grants that are individually negotiated in connection with employment agreements and other grants to our executives.  On August 5, 2010, under the terms of Mr. Steipp’s employment agreement, we granted Mr. Steipp an award of 6,000,000 shares of restricted stock.  These shares vest in 20% annual increments beginning on December 15, 2011.  We have traditionally used stock options as our form of equity compensation because stock options provide a relatively straightforward incentive for our executives and result in less immediate dilution of existing stockholders’ interests.  During 2011, all grants of stock options to our employees were granted with exercise prices equal to or greater than the fair market value of our common stock on the respective grant dates.  During 2011, there were no grants of stock options to our executive officers.

We do not time stock option grants to executives in coordination with the release of material non-public information. Our stock options have a 10-year contractual exercise term (or 5-year contractual term if the optionee owns more than 10% of voting power of the company). In general, the option and restricted stock grants are also subject to the following post-termination and change in control provisions:

Event	Award Vesting	Option Exercise Term

Termination by Us Reason Other than Cause, Disability or Death	Forfeit Unvested (1)	3 months from Date of Termination (1)

Disability or Death	Forfeit Unvested	12 months from Date of Termination

Termination for Cause	Forfeit Vested and Unvested	--

Other Termination	Forfeit Unvested	90 days from Date of Termination

Change in Control	Accelerated (2)	Accelerated (2)

(1) Options granted under the 2002 Non-employee Director Option Plan will continue to vest and be exercisable for 12 months following termination.

(2) The Board of Directors may, at its discretion, amend vesting rights or grant additional shares in case of mergers or reorganizations for anti-dilution purposes.

The vesting of Mr. Steipp’s restricted stock award may be accelerated pursuant to the terms of his employment agreement in certain termination and/or change in control events. These terms are more fully described in “Employment Agreements” below.

Executive Benefits and Perquisites

We provide the opportunity for our named executive officers and other executives to receive certain perquisites and general health and welfare benefits. We also offer participation in our defined contribution 401(k) savings plan. We do not match employee contributions under our 401(k) plan. Participation in general health and welfare benefits and the 401(k) plan are voluntary and are available to all eligible employees of the company.  We provide these benefits to provide an additional incentive for our executives and to remain competitive in the general marketplace for executive talent.

Tabular Disclosure

Set forth below is information regarding compensation earned by or paid or awarded to the following executive officers of the company during the years ended December 31, 2011 and 2010, to the extent applicable: (1) Thomas Steipp, our current President and Chief Executive Officer; (2) Tony Chung, our Chief Financial Officer; and (3) Ricardo Salas, our Executive Vice President.  Collectively, these three persons are referred to as our named executive officers.

2011 Summary Compensation Table

The following table sets forth for each of the named executive officers: (i) the dollar value of base salary earned during the years ended December 31, 2010 and 2009 (as applicable); (ii) the aggregate grant date fair value of stock awards and option awards granted during those years, computed in accordance with Financial Accounting Standards Board (or FASB) Accounting Standards Codification (ASC) Topic 718; and (iii) the dollar value of total compensation for those years:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Total ($)

Thomas Steipp,	2011	$300,000	-		--		$300,000
President and Chief Executive Officer	2010	$120,577	$1,560,000	(2)	--		$1,680,577
Tony Chung	2011	$160,000	--		--		$160,000
Chief Financial Officer	2010	$160,000	--		$10,423	(3)	$170,423
Ricardo Salas	2011	$240,000	--		--		$240,000
Executive Vice President	2010	$240,000	--		$62,532	(4)	$302,532

(1)
The amounts in these columns reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the stock option awards and restricted stock awards granted during the reported years. Assumptions used in the calculation of these amounts are included in Note 13 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(2)
Mr. Steipp’s 2010 award of 6,000,000 shares of restricted stock vests in 20% annual increments beginning on December 15, 2011.  For a description of the material terms of the employment agreement with Mr. Steipp, see “Employment Agreements” below.

(3)
On July 12, 2010, Mr. Chung was granted a stock option award covering 250,000 shares.  These stock option awards vest in 20% annual increments beginning on July 12, 2011, and the exercise price for these stock option awards is $0.12 per share.

(4)
On July 12, 2010, Mr. Salas was granted a stock option award covering 1,500,000.  These stock option awards vest in 20% annual increments beginning on July 12, 2011, and the exercise price for these stock option awards is $0.12 per share.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table sets forth information on outstanding option awards and stock awards held by the named executive officers at December 31, 2011, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Thomas Steipp	--	--		--	--	--	4,800,000	$672,000	--	--
Tony	120,000	80,000	(3)	--	$0.09	11/30/2018	--	--	--	--
Chung	50,000	200,000	(4)	--	$0.12	7/11/2020	--	--	--	--
Ricardo Salas	300,000	1,200,000	(4)	--	$0.12	7/11/2020	--	--	--	--

(1)
Reflects the award of 6,000,000 shares of restricted stock to Mr. Steipp under the terms of his employment agreement on August 5, 2010.  These shares vest in 20% annual increments beginning on December 15, 2011.

(2)	This market value is calculated using $0.14 per share, which was the last reported sales price of our common stock on the OTC Bulletin Board at the end of 2011.
(3)	The shares underlying this option vest 20% per year starting with the vesting commencement date on December 1, 2009.
(4)	The shares underlying this option vest 20% per year starting with the vesting commencement date on July 12, 2011.

Option Exercises and Stock Vested

There were no exercises of stock options in 2011.  1,200,000 shares of restricted stock granted to Mr. Steipp in connection with his employment agreement vested on December 15, 2011.

Employment Agreements

 During 2011, we were a party to an employment agreement with Mr. Steipp as described below:

Thomas Steipp, who was elected as Chief Executive Officer on August 5, 2010, receives a base salary of $300,000 plus discretionary bonus under a five-year employment agreement (no discretionary bonus was paid to Mr. Steipp for 2011 or 2010).  The employment agreement provides that we can terminate Mr. Steipp’s employment at any time and for any reason, provided that if his employment is terminated without “Cause” (as specifically defined in the agreement), then he will continue to be entitled to his base salary and health and welfare benefits for a period of twelve months after termination.  In the event that Mr. Steipp terminates his own employment within thirty days after a change in control of the company, we will be obligated to pay him a lump-sum severance payment equal to his base salary for the remainder of the five-year term.  The employment agreement provides that Mr. Steipp will not be entitled to any severance compensation if he voluntarily leaves the employment of the company or is terminated for “Cause.”  In addition, Mr. Steipp was also granted an aggregate of 6,000,000 restricted shares of the company’s common stock, which stock will vest in increments of 1,200,000 shares each on each anniversary of his employment with the company.  In the event that Mr. Steipp ceases to be employed by us prior to the fifth anniversary of his employment, he will forfeit any unvested shares unless he is terminated without “Cause” or unless he terminates his own employment within thirty days after a change in control of the company.

For information about the post-termination and change in control provisions that apply with respect to option and restricted stock grants, see “Compensation Discussion and Analysis—Equity-Based Compensation” above.

401(k) Savings Plan

We have adopted a tax-qualified employee savings and retirement plan, or 401(k) plan, that covers all of our employees. Pursuant to our 401(k) plan, participants may elect to reduce their current compensation, on a pre-tax basis, by up to 15% of their taxable compensation or of the statutorily prescribed annual limit, whichever is lower, and have the amount of the reduction contributed to the 401(k) plan. The 401(k) plan permits us, in our sole discretion, to make additional employer contributions to the 401(k) plan. However, we do not currently make employer contributions to the 401(k) plan and may not do so in the future. As such, contributions by employees or by us to the 401(k) plan, and the income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan, and we can deduct our contributions, if any, at the time they are made.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determines that doing so is in our best interests.

Director Compensation

The following table sets forth information regarding the compensation received by each of our non-employee directors serving during the year ended December 31, 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Abdi Mahamedi	--	--	--	--	--	--	--
Mark Hansen	--	--	--	--	--	--	--
Scott Gillis	--	--	--	--	--	--	--
Robert Biehl	$27,000	--	--	--	--	$18,000	$45,000	(1)

(1)
Includes $27,000 of pro-rated fees for Mr. Biehl’s services as a Director and Audit Committee Chairman prior to his resignation on August 3, 2011.  Also, includes $18,000 of fees earned by Mr. Biehl in connection with leadership consulting services performed for our executive management during 2011.  Amounts were included as accrued liabilities as of December 31, 2011.

Except as set forth above, during 2011, our non-employee directors did not receive any compensation for their services, but were reimbursed for expenses incurred in attending board and committee meetings, as determined by our board of directors.

During 2011, we also maintained our 2002 Non-Employee Director Stock Option Plan pursuant to which our non-employee directors are entitled to receive stock options.  This plan expired by its terms in April 2012 (see “Proposal 3 – Approval of 2012 Equity Incentive Plan” above for a description of the equity incentive plan that will replace our 2002 Non-Employee Director Stock Option Plan, if approved by stockholders at the Annual Meeting).  All options granted under the plan have an exercise price equal to the fair market value of our common stock on the date of the grant.  These stock options have a 10-year term, vest, and are exercisable pursuant to an equal 5-year vesting schedule, and remain exercisable for certain periods of time after a person is no longer a director.  There were no such stock option grants during 2011.

No director who is an employee receives separate compensation for services rendered as a director.  However, during 2011, our employee directors were eligible to participate in our 2002 Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

On August 1, 2010, we entered into an agreement with John Kang, our former Chairman, to provide consulting services.  We terminated this agreement as of July 31, 2011.  We incurred $210,000 and $102,000 for his services during the years ended December 31, 2011 and 2010, respectively.

On October 14, 2010, we signed an agreement with Innovative Materials Group, LLC (“IMG”), a California limited liability company, which is majority owned by Mr. Kang.  Under the agreement, we received a deposit of $520,000 from IMG to purchase on behalf of IMG, machinery and equipment located in China.  The transaction was based on the potential negotiation and completion of a non-exclusive license agreement with IMG under which the machinery and equipment would be transferred to IMG either directly or through the transfer of ownership of our Chinese subsidiary, Advanced Metals Materials (“AMM”), that owns the equipment.  On August 5, 2011,  we signed a Stock Purchase Agreement (the “Stock Purchase Agreement”) with IMG to sell all of the stock of AMM for $720,000 (the “Purchase Price”) where IMG will apply to the payment of the Purchase Price the $520,000 deposit previously paid to us and the $200,000 balance of the Purchase Price will be paid in the form of a Promissory Note due August 5, 2012, bearing an interest rate of 8% per annum.   The $200,000 notes receivable is included in notes receivable in our consolidated balance sheet at December 31, 2011.  Interest shall accrue and be paid at maturity along with the principal balance.

In conjunction with the Stock Purchase Agreement, we also entered into a License Agreement (the “License Agreement”) with IMG to license certain patents and technical information for the limited purpose of manufacturing certain licensed products with our existing first generation, die cast machines, as defined by the License Agreement (the “Licensed Products”).  The license agreement grants a non-exclusive license to certain product categories listed in the License Agreement, as well as an exclusive license to specific types of consumer eyewear products.  The License Agreement obligates IMG to pay us a running royalty based on its sales of Licensed Products, and the license will expire on August 5, 2021.  We recognized $19,000 in royalty revenues from IMG during the year ended December 31, 2011.

On December 20, 2011, Rockwall Holdings, Inc., a company controlled by Mr. Kang, entered into a transaction as one of the primary investors in Liquidmetal Coatings, LLC (“LMC”), our former subsidiary.

During the year ended December 31, 2011, we incurred $154,000 in legal fees to defend Mr. Kang, as the former Representative Director of our Korean subsidiary, against allegations relating to our Korean subsidiary’s involvement in customs reporting violations in South Korea that allegedly occurred in 2007 and 2008.

In October 2009, Thomas Steipp, our President and Chief Executive Officer, Ricardo Salas, our Vice President and Director, Tony Chung, our Chief Financial Officer, and Mr. Kang acquired a total of 100,000 shares of our Series A-1 Preferred Stock and warrants to purchase 2,500,000 shares of our common stock for an aggregate cash price of $495,000.  The Series A-1 Preferred Stock is convertible into our common stock at a conversion price of $0.10 per common share.  Furthermore, the warrants can be exercised for shares of our common stock at an exercise price of $0.49 per share and will expire on July 31, 2015. In April 2011, Mr. Steipp converted his 20,000 shares of Series A-1 Preferred Stock into a total of 1,130,688 shares of our common stock, including dividends received in the form of common stock.  In July 2011, Mr. Salas and Mr. Kang converted 50,000 and 19,000 respective shares of Series A-1 Preferred Stock into a total of 2,826,720 and 1,074,154 shares of our common stock, including dividends received in the form of common stock.  On February 1, 2012, Mr. Chung converted his 10,000 shares of Series A-1 Preferred Stock into a total of 565,344 shares of our common stock, including dividends received in the form of common stock.

We believe that each of the foregoing transactions was consummated on terms at least as favorable to us as we would expect to negotiate with unrelated third parties.

Review, Approval or Ratification of Transactions with Related Persons

Our policy is to require that any transaction with a related party required to be reported under applicable SEC rules, other than compensation-related matters, be reviewed and approved or ratified by our Audit Committee.  Our Audit Committee has not adopted specific procedures for review of, or standards for approval of, these transactions, but instead reviews such transactions on a case by case basis.  Our policy is to require that all compensation-related matters be recommended for board approval by our Compensation Committee.  During the last fiscal year, no transactions with a related party have occurred that required a waiver of this policy nor have any transactions with a related party occurred in which we did not follow this policy.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Procedure for Submitting Stockholder Proposals

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2013 annual meeting of stockholders. To be eligible for inclusion in our 2013 proxy statement, your proposal must be received by us within a reasonable time before the company begins to print and send its proxy materials, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Securities Exchange Act of 1934, including Rule 14a-8.

Proposals pursuant to our bylaws.  With respect to stockholder proposals for our 2013 annual meeting, our bylaws provide certain requirements for advance notification by stockholders. In order to be timely, a stockholder’s written notice must be delivered to or mailed and received by our Secretary at 30452 Esperanza, Rancho Santa Margarita, California 92688 not less than 120 days prior to the date of the meeting. Any such notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on our company’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the company which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

OTHER MATTERS

Householding of Proxy Materials

Pursuant to, and in accordance with, the rules of the Securities and Exchange Commission, where allowed, we are delivering only one copy of this proxy statement and our annual report to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.  Upon written or oral request, we will promptly deliver a separate copy of this proxy statement and our annual report to any stockholder at a shared address to which a single copy of the document was delivered.  If you are a stockholder residing at a shared address and would like to request an additional copy of this proxy statement or our annual report now or with respect to future mailings (or to request to receive only one copy of this proxy statement and our annual report if you are currently receiving multiple copies), then please call or write Liquidmetal Technologies, Inc., Attention: Investor Relations at 30452 Esperanza, Rancho Santa Margarita, California  92688; telephone number (949) 635-2120.

Additional Matters at Annual Meeting

If any other matters properly come before the annual meeting, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them. The board of directors is not aware of any such other matters that may come before the annual meeting.

By Order of the Board of Directors,

/s/ Thomas Steipp

Thomas Steipp
President and Chief Executive Officer

May __, 2012